CENTRAL PACIFIC FINANCIAL CORP. BYLAWS (as amended and restated through July 24, 2025) ARTICLE I Principal Office The principal office of Central Pacific Financial Corp. (the “Corporation”) shall be maintained at 220 South King Street, Honolulu, Hawaii 96813, and shall be subject to change as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine in accordance with law. Additional places of business may be established from time to time and hereafter changed or discontinued, in the manner prescribed by law. ARTICLE II Stockholders Section 1. The annual meeting of the stockholders shall be held at such time and place, if any, as determined by the President, Chief Executive Officer or the Board of Directors. At such meeting, any business within the powers of the Corporation, without special notice of such business may be transacted, except as limited by law, the Restated Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”) or by these Bylaws. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Section 2. At each annual meeting, the stockholders shall elect the directors of the Board of Directors (the “Directors”) to serve until their term expires as provided in Section 1 of Article III of these Bylaws and until their successors are duly elected and qualified, and shall transact such other business as may come before them. Section 3. Special meetings of the stockholders may be called at any time by the President, the Chief Executive Officer, the Chair of the Board of Directors, or a majority of the Board of Directors. The Secretary of the Corporation shall call a special meeting of stockholders upon the written demand to the Secretary of stockholders entitled to make such demand in the manner prescribed by law and these Bylaws. A special meeting shall be held at such date, time, and place, if any, as may be stated in the notice of meeting or, if authorized by the Board of Directors, by means of remote communication in accordance with Section 8 of this Article II. Such notice must state the purpose or purposes of the meeting. The business of special meetings shall be confined to that stated in the notice. In order that the Corporation may determine the stockholders entitled to notice of or to vote at a special meeting of stockholders or at any adjournment, postponement or rescheduling thereof, the Board of Directors will fix a record date, which date may not be more than seventy days before the meeting.

2 No stockholder may demand that the Secretary call a special meeting of stockholders pursuant to this Section 3 (a “Stockholder Demanded Special Meeting”) unless one or more stockholders of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to demand that the Secretary call such special meeting, which request to fix a Requested Record Date shall be in proper form and delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request to fix a Requested Record Date shall: (i) bear the signature(s) and the date of signature(s) by the stockholder(s) submitting such request (each, a “Record Date Requesting Person”) and set forth the name and address of such Record Date Requesting Person as they appear in the Corporation’s books; (ii) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting, and (iii) as to each (A) item of Proposed Business, (B) nominee that the Record Date Requesting Person proposes for election to the Board of Directors at the special meeting, if applicable, and (C) Record Date Requesting Person, include the information required to be set forth in a notice under Article II, Section 11 and/or Article III, Section 1, as applicable, as if the Proposed Business or proposed nominee, as applicable, were to be considered at an annual meeting of stockholders, except that for purposes of this Section 3, the term “Record Date Requesting Person” shall be substituted for the references to the stockholder giving the notice or proposing business in all places such person is referred to in Article II, Section 11 and/or Article III, Section 1, as applicable. Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form that is in compliance with this Section 3, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a Stockholder Demanded Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 3 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the demand or demands to call a Stockholder Demanded Special Meeting that would otherwise be submitted following such Requested Record Date would not be accepted by the Secretary, and would be considered ineffective, pursuant to the fifth paragraph of this Section 3. Without qualification, a Stockholder Demanded Special Meeting shall not be called by the Secretary unless the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Stockholder Demanded Special Meeting (the “Requisite Percentage”) as of the Requested Record Date timely deliver one or more demands to call such special meeting in proper written form to the Secretary at the principal executive office of the Corporation (a “Special Meeting Demand”) and otherwise fully comply with the requirements under this Section 3. To be timely, a stockholder’s demand to call a special meeting shall be delivered to, or mailed to and received by the Secretary at, the principal executive office of the Corporation not later than the 60th day following the Requested Record Date. In no event shall any

3 adjournment, recess, judicial stay, rescheduling, deferral or postponement of any special meeting (including a Stockholder Demanded Special Meeting) or the announcement thereof commence a new time period (or extend any time period) for the stockholder’s request or demand related to a Stockholder Demanded Special Meeting. To be in proper form, the demand of a stockholder to call a special meeting (each such stockholder, a “Calling Person”) shall include the signature(s) and the date of each signature by the Calling Person(s) submitting such demand and set forth and include (i) for each such stockholder that is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and for each such stockholder that is not a stockholder of record, the name and address of such stockholder, (ii) a reasonably brief description of the purpose or purposes of the special meeting, the Proposed Business and the reasons for conducting the Proposed Business at the special meeting, and (iii) as to each (A) item of Proposed Business, (B) nominee that the Calling Person proposes for election to the Board of Directors at the special meeting, if applicable, and (C) Calling Person, the information required to be set forth in a notice under Article II, Section 11 and/or Article III, Section 1, as applicable, and comply with the requirements of Article II, Section 11 and/or Article III, Section 1, as applicable, as if the Proposed Business or proposed nominee, as applicable, were to be considered at an annual meeting of stockholders, except that for purposes of this Section 3, the term “Calling Person” shall be substituted for the references to the stockholder giving the notice or proposing a business in all places such person is referred to in Article II, Section 11 and/or Article III, Section 1, as applicable, (D) documentary evidence that the shares included in the Requisite Percentage are owned by each Calling Person, and (E) an acknowledgment by each Calling Person and each stockholder on whose behalf a Special Meeting Demand is being made (or their respective duly authorized agents) that any reduction in the number of shares owned by the Calling Persons as of the date of delivery of the Special Meeting Demand and through the meeting date below the Requisite Percentage shall constitute a revocation of the Special Meeting Demand, and a commitment to promptly notify the Secretary of any such decrease. The Secretary shall not accept, and the Corporation shall consider ineffective, any Special Meeting Demand that (i) does not comply with this Section 3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors), the Articles of Incorporation, or these Bylaws, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, or (v) otherwise does not comply with applicable law. If, at any point after sixty (60) days from the first date on which a Special Meeting Demand is delivered to the Corporation, the unrevoked Special Meeting Demands (whether by specific written revocation or deemed revocation pursuant to clause (E) of

4 the fourth paragraph of this Section 3) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. Subject to the immediately preceding paragraph, within ten (10) days following the date on which the Secretary has received valid Special Meeting Demands in accordance with this Section 3, the Board of Directors shall fix the record date and the date, time, and place, if any, for the Stockholder Demanded Special Meeting; provided, however, that the date of any such Stockholder Demanded Special Meeting shall not be more than 90 days after the date on which valid Special Meeting Demands from stockholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Demanded Special Meeting. In determining whether Special Meeting Demands have met the requirements of this Section 3, multiple Special Meeting Demands will be considered together only if (i) each Special Meeting Demand identifies the same or substantially the same purpose or purposes of the Stockholder Demanded Special Meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Demanded Special Meeting, and (ii) such Special Meeting Demands have been dated and delivered to the Secretary within 60 days of the delivery to the Secretary of the earliest dated Special Meeting Demand relating to such item(s) of business. Section 4. Notice of all meetings, annual or special, shall be given by the Corporation and shall include the following: (i) the date, time, and place, if any, of the meeting; (ii) whether it is annual or special and in the case of each special meeting stating the purpose or purposes of the meeting; and (iii) if to be held solely by means of remote communication, the means of remote communication by which stockholders may be deemed to be present in person and allowed to vote. Notice shall be given by mail, postage prepaid, or by electronic transmission, at least ten (10) days and no more than sixty (60) days before the date assigned for the meeting, to each stockholder, if by mail, at his or her address as it appears upon the transfer books of the Corporation; or, if by electronic transmission, to the facsimile number or electronic mail address to which the stockholder has previously consented to receive notice, as noted in the books and records of the Corporation, or as otherwise permitted by law; or, if the foregoing are deemed to be impractical, by publication in one or more newspapers in general circulation in Honolulu, not less than two (2) times on separate days, the first publication to be not less than three (3) days previous to the date assigned for the meeting. If means of remote communication are authorized for use in a meeting, regardless of whether the meeting is held at a designated place or solely by means of remote communication, the notice shall also inform stockholders of the means of remote communication by which stockholders may be deemed to be present in person and allowed to vote. Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat.

5 Section 5. Notwithstanding the provisions of Sections 1 to 4 inclusive of this Article, the meeting and voting of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting of stockholders were held shall consent in writing to such corporate action being taken. A stockholder or proxy of a stockholder may deliver a written consent to the Corporation personally, by mail or by electronic transmission; provided that any electronic transmission is received by the Corporation from a facsimile number or electronic mail address for which the stockholder has previously consented to receive notice or is otherwise delivered with information from which the Corporation may determine that the electronic transmission was transmitted by the stockholder, or as otherwise permitted by law, as amended from time to time. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that the copy, facsimile or other reproduction is a complete reproduction of the entire original writing. Section 6. The presence of all stockholders, in person or by proxy, at any meeting shall render the same a valid meeting, unless any stockholder shall at the opening of said meeting object to the holding of the same for noncompliance with the provisions relating to notice of meeting. Any meeting so held without objection shall, notwithstanding the fact that no notice of meeting was given or that the notice given was improper, be valid for all purposes and at such meeting any general business may be transacted and any corporate action may be taken. When notice is required to be given to any stockholder of the Corporation, a waiver thereof in writing signed by the stockholder entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation personally, by mail or by electronic transmission, for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving by the Corporation of notice to such stockholder; provided that any waiver delivered by electronic transmission must be received by the Corporation from a facsimile number or electronic mail address for which the stockholder has previously consented to receive notice or is otherwise delivered with information from which the Corporation may determine that the electronic transmission was transmitted by the stockholder, or as otherwise permitted by law, as amended from time to time. Section 7. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum at any meeting of stockholders. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Any meeting of stockholders, whether annual or special, and whether a quorum be present or not, may be adjourned from time to time by the chair thereof. If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. In addition, if the annual or special stockholders’ meeting was convened solely by means of remote communication, and the adjourned meeting will be held by a means of remote communication by which stockholders may be deemed to be present in

6 person and vote, notice need not be given of the new means of remote communication if the new means of remote communication is announced at the meeting before adjournment. If a new record date for an adjourned meeting is or must be fixed, notice of the adjourned meeting shall be given to stockholders who are entitled to notice of the new record date. Section 8. If authorized by the Board of Directors, a meeting of the stockholders, whether annual or special, may be held solely by means of remote communication, in which all stockholders and proxies of stockholders will be deemed present in person for purposes of the meeting and for voting. Any meeting held by means of remote communication shall be subject to guidelines and procedures adopted by the Board of Directors and subject to other requirements of law. Section 9. At all meetings, the stockholders shall be entitled to one vote for each share standing in their respective names on the books, and they may vote either in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for a stockholder in the manner prescribed by law. Unless the Hawaii Business Corporation Act or the Articles of Incorporation require a greater number of affirmative votes, the acts of the holders of a majority of the shares represented at any meeting on a matter (other than the election of directors), at which a quorum is present, shall be the acts of the stockholders, and abstentions and broker non- votes will have no effect in calculating the votes on such matters. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Section 10. After fixing a record date for a stockholder meeting, the Corporation shall prepare a complete list of stockholders entitled to notice of the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal executive office of the Corporation and shall be available for inspection by any stockholder beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. If the Corporation determines that the list will be made available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder, stockholder’s agent or stockholder’s attorney at any time during the meeting or any adjournment. Section 11. The matters to be considered and brought before any annual meeting of stockholders of the Corporation shall be limited to only such matters as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 11 or Section 1 of Article III, as the case may be. For any matter to be properly brought before the annual meeting, the matter must be: (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by a stockholder of record in the manner specified in this Section 11.

7 In addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive office of the Corporation in the manner contemplated hereby. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 60 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed. To be in proper written form, a stockholder’s notice of any business matter proposed to be brought before the meeting (not including the nomination of directors) (a “business noticing stockholder”) shall set forth: (a) the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by the stockholders) and a brief written statement of the reasons why the business noticing stockholder favors the proposal; (b) the name and record address, as they appear on the Corporation’s books, of the business noticing stockholder; (c) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by the business noticing stockholder; (d) any material interest of the business noticing stockholder in the matter proposed; (e) a representation that the business noticing stockholder intends to appear in person to present such proposal and (f) all such information and representations with respect to the business noticing stockholder set forth in Article III, Section 1 of these Bylaws which must be provided by a noticing stockholder giving notice of nomination of a director candidate (other than information required to be provided with respect to director nominees). As used in this Section 11, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A business noticing stockholder shall update such business noticing stockholder’s notice provided under the foregoing provisions of this Section 11, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary at the principal executive office of the Corporation (x) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date

8 prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (ii) be made only to the extent that information has changed since such business noticing stockholder’s prior submission and (iii) clearly identify the information that has changed in any material respect since such business noticing stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 and shall not extend the time period for the delivery of notice pursuant to this Section 11. If a business noticing stockholder fails to provide any update in accordance with the foregoing provisions of this Section 11, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11. If any information submitted pursuant to this Section 11 by any business noticing stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 11. Any such business noticing stockholder shall notify the Secretary in writing at the principal executive office of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 11 (including if any business noticing stockholder or any stockholder associated person no longer intends to solicit proxies) within two business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such business noticing stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such business noticing stockholder shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such business noticing stockholder pursuant to this Section 11 and (B) a written affirmation of any information submitted by such business noticing stockholder pursuant to this Section 11 as of an earlier date. If a business noticing stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11. Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. For purposes of this Section 11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a

9 document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the postponement, rescheduling or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement, rescheduling or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 11. This Section 11 shall not apply to stockholder proposals made pursuant to Rule l4a-8 under the Exchange Act. Section 12. The Chair of the Board of Directors will preside at all meetings of the stockholders, unless unavailable, in which case the Chief Executive Officer will preside at all meetings of the stockholders, unless unavailable, in which case the President will preside at all meetings of the stockholders, unless unavailable, in which case a Director or officer designated by the Board of Directors shall so preside. The Board of Directors may adopt by resolution such rules and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules and procedures and to determine all matters relating to the conduct of the meeting of stockholders as, in the judgment of such chair of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (k) any rules or procedures as the chair of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting’s power to determine all matters relating to the conduct of the meeting of stockholders includes, but is not limited to, determining whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with the provisions set forth in these Bylaws, to declare that such

10 defective proposal or nomination shall be disregarded, notwithstanding that proxies with respect to such proposal or nomination may have been received by the Corporation. ARTICLE III Board of Directors Section 1. The business of the Corporation shall be managed by a Board of Directors. The authorized number of Directors of the Corporation shall be not less than seven (7) and not more than fourteen (14), with the exact number of Directors to be fixed (within the limits specified) by the Board of Directors or the stockholders. The number of Directors that constitutes the entire Board of Directors shall be automatically reduced, without any further action by the Board of Directors, to eliminate any vacancy on the Board of Directors (other than a vacancy resulting from an increase in the number of Directors) immediately upon the occurrence of such vacancy, but not to fewer Directors than required by the Hawaii Business Corporation Act, the Articles of Incorporation or these Bylaws. The number of Directors within the minimum and maximum may be changed from time to time by resolution of the Board of Directors or stockholders as provided in these Bylaws. Each Director who is elected or appointed shall hold office until the next annual meeting of stockholders. In each instance, a Director shall hold office until the expiration of their term and until their successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal from office. The foregoing provisions of this Section 1 are subject to the rights of the holders of any outstanding series of Preferred Stock. No person shall be eligible for election or appointment as a Director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a Director or any other matter reasonably related to such person’s candidacy as a Director of the Corporation. There shall be no right to have Directors elected by cumulative voting. The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to such matters, including the nomination and election of Directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1 or Section 11 of Article II, as the case may be. For any matter, including the nomination and election of Directors, to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by a stockholder of record in the manner specified in this Section 1.

11 In addition to any other applicable requirements, for a nomination to be properly brought before the meeting by a stockholder, such stockholder (the “noticing stockholder”) must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive office of the Corporation in the manner contemplated hereby. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 60 days after such anniversary date, the stockholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed. To be in proper written form, a noticing stockholder’s notice of nomination shall set forth in writing: (a) as to each person whom the noticing stockholder proposes to nominate for election as a Director, (i) the name, age, business address and residential address of the person to be nominated, and the principal occupation(s) of such person; (ii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such person, as reported to such stockholder by such nominee, the date such share(s) were acquired and evidence of such beneficial and/or record ownership thereof; (iii) all information relating to such person that is required to be disclosed in contested solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) the person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (v) a completed written questionnaire with respect to the background and qualification of such person in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days of receiving such request); (vi) the date(s) of first contact between the noticing stockholder or any stockholder associated person, on the one hand, and the proposed nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a Director of the Corporation; and (vii) a written representation and agreement completed by the proposed nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days of receiving such request) that such person: (1) consents to the running of a background check in accordance with the Corporation’s policy for prospective Directors; (2) is not ineligible for election to the Board of Directors pursuant to the Director qualifications set forth in these Bylaws and, if elected as a Director of the Corporation, will comply with the applicable requirements set forth therein; (3) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or

12 entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation; (5) would be in compliance, if elected as a Director of the Corporation, and will comply with, all applicable laws, the rules of any stock exchange on which the Corporation’s securities are traded and any publicly disclosed corporate governance, conflict of interest, code of business conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (6) intends to serve the full term if elected as a Director of the Corporation; and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) as to the noticing stockholder (and the beneficial owner, if any, on whose behalf the nomination is made by such noticing stockholder), (i) the name and record address, as they appear on the Corporation’s books, of the noticing stockholder and each stockholder associated person; (ii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by the noticing stockholder and each stockholder associated person; (iii) a description of all arrangements or understandings (A) between or among the noticing stockholder and any stockholder associated person or (B) between or among the noticing stockholder or, to the knowledge of such noticing stockholder (or the beneficial owner(s) on whose behalf such noticing stockholder is submitting a notice to the Corporation), any stockholder associated person and any other person or entity (including their names), in each case, relating to the nomination or proposal or other business or to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act by way of a solicitation statement filed on Schedule 14A); (iv) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so- called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such noticing stockholder or any stockholder associated person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such noticing stockholder or any stockholder associated person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative

13 Instrument”); (v) any rights to dividends on the shares of the Corporation owned by such noticing stockholder or any stockholder associated person that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such noticing stockholder or any stockholder associated person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (vii) any performance-related fees (other than an asset-based fee) that such person is entitled to, based on any increase or decrease in the value of shares of the Corporation or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (viii) any material interest (other than solely as a result of security ownership) in such business of such noticing stockholder or any stockholder associated person; (ix) any other information relating to the noticing stockholder or any stockholder associated person that would be required to be disclosed in a Schedule 13D, in connection with the acquisition of shares as if such person has acquired beneficial ownership of more than 5% of the outstanding shares of common stock of the Corporation, regardless of whether such person is required to file a Schedule 13D; (x) any other information relating to the noticing stockholder or any stockholder associated person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such noticing stockholder or any stockholder associated person in support of the nominee(s) or other business proposed by such noticing stockholder in a contested election pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder; (xi) identification of the names and addresses of other stockholders (including beneficial owners) known by such noticing stockholder to provide financial support of the nomination(s) or other business proposal(s) submitted by such noticing stockholder and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (xii) a representation that the noticing stockholder intends to appear at the meeting to nominate the person(s) named in the notice and an acknowledgment that, if the noticing stockholder does not appear at the meeting to nominate the person(s) named in the notice, the Corporation need not present such proposed nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and (xiii) a written representation from the noticing stockholder as to whether such noticing stockholder or any stockholder associated person intends or is part of a group which intends to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act; provided, however, that the disclosures described in the foregoing subclauses (i) through (x) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a stockholder submitting notice pursuant to this Section 1 solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “exempt party”).

14 A noticing stockholder shall update such noticing stockholder’s notice provided under the foregoing provisions of this Section 1, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary at the principal executive office of the Corporation (x) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (ii) be made only to the extent that information has changed since such noticing stockholder’s prior submission and (iii) clearly identify the information that has changed in any material respect since such noticing stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1 and shall not extend the time period for the delivery of notice pursuant to this Section 1. If a noticing stockholder fails to provide any update in accordance with the foregoing provisions of this Section 1, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1. If any information submitted pursuant to this Section 1 by any noticing stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1. Any such noticing stockholder shall notify the Secretary in writing at the principal executive office of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 1 (including if any noticing stockholder or any stockholder associated person no longer intends to solicit proxies in accordance with the representation made pursuant to clause (xii) of the second paragraph preceding this paragraph) within two business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such noticing stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such noticing stockholder shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such noticing stockholder pursuant to this Section 1 and (B) a written affirmation of any information submitted by such noticing stockholder pursuant to this Section 1 as of an earlier date. If a noticing stockholder fails to provide such written

15 verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1. At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. As used in this Section 1, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to be considered “independent” under the various rules and standards applicable to the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or stockholder associated person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by such Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. In addition to complying with the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act (including regulations thereunder) with respect to the matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a- 8 under the Exchange Act or (B) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation. Notwithstanding anything in this Section 1 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, such stockholder’s notice shall also

16 be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed. Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 1 shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed and the stockholder otherwise complies with the provisions set forth in Article III of these Bylaws with respect to the information required to be furnished by such stockholder and such nominee as if such special meeting were an annual meeting. For purposes of this Section 1, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. A “stockholder associated person” shall mean, with respect to a noticing stockholder (including any Record Date Requesting Person and Calling Person): (i) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such noticing stockholder with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (ii) any affiliate or associate (each as defined in Rule 12b-2 under the Exchange Act) of such noticing stockholder (other than a noticing stockholder that is an exempt party), (iii) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) with such noticing stockholder with respect to any proposed business or nomination, as applicable, under these Bylaws, (iv) any beneficial owner of shares of stock of the Corporation owned of record by such noticing stockholder (other than a noticing stockholder that is an exempt party) and (v) any nominee proposed by such noticing stockholder in its notice submitted pursuant to this Section 1. In no event shall the postponement, rescheduling or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement, rescheduling or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1. This Section 1 shall not apply to the election of Directors selected by or pursuant to any provisions of Article IV of the Articles of Incorporation that may relate to the rights of the holders of any class or series of stock of the

17 Corporation having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect Directors under specified circumstances. The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees has been duly given in the manner provided in this Section 1 and, if not so given, shall direct and declare at the meeting that such nominees are not properly before the meeting and shall not be considered. Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any proposal of business or nomination must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Section 2. A Director may be removed for cause by the Board of Directors when a Director has been declared of unsound mind by an order of court or convicted of a felony. A Director may resign at any time by delivering written notice personally or by electronic transmission to the Board of Directors or to the Corporation. A resignation is effective when the notice is delivered or transmitted unless the notice specifies a later effective date. Section 3. Vacancies on the Board of Directors caused by the death, resignation, disqualification or otherwise of any Director who was previously duly elected or appointed or resulting from an increase in the number of number of Directors may be filled by (i) the Board of Directors or (ii) the affirmative vote of a majority of all the Directors remaining in office if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, and each person so elected shall be a Director until his successor is elected by the stockholders. Section 4. A majority of all the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors who are present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Section 5. Following the annual meeting of stockholders, the Directors-elect shall then convene to consider and act on the appointment of officers and employees, authorize their compensation, and transact any other business properly brought before the meeting. Section 6. Special meetings of the Board of Directors may be called at any time by the Chair of the Board of Directors or the Chief Executive Officer, and shall be called whenever so requested by not less than three (3) members of the Board of Directors. Section 7. No notice of the regular meetings of Directors need be given. Notice of the time, place and purpose of each special meeting shall be given to each member of the Board of Directors by telephone, telegram, personally, by mail, or by electronic transmission, in each case not less than twenty-four (24) hours prior to the time of the meeting. A meeting

18 may be held on shorter notice if all members consent or as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be either in a writing, signed by the Director, or by electronic transmission by the Director, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to that Director of that meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to action taken at the meeting. Section 8. The order of business at all meetings of the Board of Directors shall be as determined by the Board of Directors. Section 9. The Board of Directors shall keep complete records of its proceedings in a Minute Book kept for that purpose alone. Section 10. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable compensation to be paid each Director for his services as a member of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, and receiving compensation therefor. Section 11. At any annual or special meeting of stockholders, all of the acts and doings of the Board of Directors may be ratified, confirmed and approved by stockholders and such ratification, confirmation and approval shall be as valid and as binding upon the Corporation and upon all stockholders as though it had been approved, confirmed or ratified by every stockholder. Section 12. Notwithstanding any provisions to the contrary of this Article, and unless prohibited by law, the meeting and voting of Directors may be dispensed with if all of the Directors who would have been entitled to vote upon the action if such meeting of Directors were held shall consent in writing to such corporate action being taken. The action must be evidenced by one or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each Director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. In the case of consent by electronic transmission, such transmission must set forth or be submitted with information from which it may be determined that the electronic transmission was authorized by the Director who sent the electronic transmission. Section 13. Unless prohibited by law, members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by

19 means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting. ARTICLE IV Committees Section 1. The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise the authority of the Board of Directors in exercising all corporate powers of, and in managing the business and affairs of the Corporation under the direction of, the Board of Directors; but no such committee shall have the power or authority to: (i) authorize distributions; (ii) approve or propose to stockholders action required by law to be approved by stockholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the Articles of Incorporation pursuant to Section 414-282 of the Hawaii Business Corporation Act, or any successor statute; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Section 2. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee that requires a greater number, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws. ARTICLE V [Deleted]

20 ARTICLE VI Officers Section 1. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chief Executive Officer, as the Board of Directors may deem necessary, and such officers shall have such powers and perform such duties as are prescribed by the Bylaws or as may be prescribed by the Board of Directors. No officer need be a Director or a stockholder and two or more offices may be held by the same person. The Board of Directors shall have the authority to appoint the officers of the Corporation. All officers of the Corporation shall have such authority and will perform such duties as set forth in these Bylaws or, to the extent consistent with these Bylaws, as prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The Board of Directors may, from time to time, designate a Chief Executive Officer of the Corporation, who may also be the Chair of the Board of Directors or the President. The Chief Executive Officer shall be responsible for the general supervision of the property, business and affairs of the Corporation. The Chief Executive Officer shall carry out the policies and procedures for the governing and conduct of the affairs of the Corporation as are adopted and directed by the Board of Directors and prescribed by law. The Chief Executive Officer shall serve at the pleasure of the Board of Directors and the office may be terminated at any time at the discretion of the Board of Directors without any cause. Section 2. A Chair of the Board of Directors may be elected by a majority of the whole Board of Directors. If so elected, the Chair shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be delegated by the Board of Directors. Section 3. The President shall perform such duties as are incident to his office or are prescribed by the Board of Directors. Section 4. The Vice President shall perform such duties and do such acts as may be prescribed by the Chief Executive Officer, the President, or the Board of Directors. Subject to the provisions of Section 3 of this Article, the Vice Presidents in the order directed by the Board of Directors or the Chief Executive Officer shall perform the duties and have the powers of the President in the President’s absence or in the event of the inability or refusal of the latter to act. Section 5. The Treasurer shall have custody of all the funds, notes, bonds and other evidences of property of the Corporation, and shall be responsible for keeping all the books and accounts of the Corporation, and shall render statements thereof in such form and as often as required by the Chief Executive Officer, the President or the Board of Directors. He

21 shall be responsible for the keeping of the stock books, stock transfer books and stock ledger of the Corporation. The Treasurer shall perform all other duties assigned by the President, the Chief Executive Officer or the Board of Directors. Section 6. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders. The Secretary shall see that proper notices are given of all meetings of which notice is required. The Secretary shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments properly executed on behalf of the Corporation; and generally shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President, or the Chief Executive Officer. ARTICLE VII Authority Of Executive Officers Section 1. The Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer, and such other officers as may be appointed from time to time, are authorized to do and perform such corporate and official acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors. Subject to like limitation, they are fully empowered to make and execute such documents and other instruments which may be necessary or desirable to effectuate the business and affairs of the Corporation. Section 2. The Board of Directors may from time to time by resolution provide for the execution of any corporate instrument or document by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the Board of Directors. ARTICLE VIII Voting of Stock or Business Interests By The Corporation In all cases where the Corporation owns, holds, or represents, under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships or other associations, such shares or interests shall be represented and voted by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President, by a Vice President, or, in the absence of a Vice President, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for that purpose shall have the right, if present, to represent and vote such shares or interest. ARTICLE IX [Deleted]

22 ARTICLE X Indemnification Section 1. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Section 2. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 3. To the extent that a Director, officer, employee or agent of the Corporation or of any division of the Corporation, or a person serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any

23 action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 4. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion to the Corporation or (3) by a majority vote of the stockholders. Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article. Section 6. Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the Corporation shall have any equity or other interest, through stock ownership or otherwise. Section 8. This Article shall be effective with respect to any person who is a Director, officer, employee or agent of the Corporation at any time on or after the date of incorporation of the Corporation with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a Director, officer, employee or agent of the Corporation or is or was serving, before or after that date, at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

24 ARTICLE XI Capital Stock Section 1. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates as provided by law. If shares of the Corporation are issued with certificates, such shares shall be issued and signed (either manually or in facsimile) by the President, or a Vice President, and the Secretary or Treasurer. Transfers of record of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by an attorney, and, with regard to certificated shares of stock, upon surrender of the certificate properly endorsed or assigned. Section 2. All shares of stock in the Corporation are assignable, and any stockholder may sell, assign and transfer his or her shares and certificates of stock at pleasure. Section 3. In case any certificate of stock is lost, mutilated or destroyed, a new certificate may be issued in place thereof upon receipt of a proper bond of indemnification in which the Corporation is named as the beneficiary. Section 4. Transfer of stock shall not be suspended preparatory to the declaration of dividends; and unless an agreement to the contrary shall be expressed in the assignment, dividends shall be paid to the stockholders in whose name the stock shall stand at the date of the declaration of dividends. ARTICLE XII Fiscal Year The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty first day of December of each year. ARTICLE XIII Seal The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the border and such other device or inscription as the Board of Directors shall determine. ARTICLE XIV Amendments Subject to repeal or change at any regular meeting of the stockholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding

25 shares entitled to vote at such meeting, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors. ARTICLE XV Gender Clause The names and titles as used herein, or any pronouns used in place thereof, shall mean and include the masculine or feminine, the singular or plural number, according to the context hereof. As approved by all the Incorporators of this Corporation on February 1, 1982 and, as amended by the Board of Directors of the Corporation on February 20, 1985, November 7, 1986, March 6, 2000, February 12, 2003, September 24, 2003, April 1, 2004, July 27, 2005, October 25, 2006, October 31, 2007, December 22, 2008, August 26, 2009, April 27, 2011, November 18, 2011, January 25, 2012, September 21, 2023 and July 24, 2025.